Exhibit 99.1

Greenwave Technology Solutions Regains Full Compliance with Nasdaq Listing Standards

(Chesapeake, VA) June 18, 2024 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (Nasdaq:GWAV), an operator of metal recycling facilities in Virginia, North Carolina, and Ohio, today announced that on June 17, 2024, the Company received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has evidenced compliance for continued listing on The Nasdaq Capital Market. Accordingly, the previously announced listing matter has been closed.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc.

(“Empire”), is an operator of 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The Company’s recycling facilities collect, classify, and process raw scrap metal (ferrous and nonferrous).

Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times. For more information, please visit www.GWAV.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

(800) 490-5020

Info@GWAV.com